CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference of our reports included in this Form 10-K, into the Company's previously filed Registration Statements, File No. 33-26650, 33-32608, 33-34447, 33-48205,
33-43889 and 33-49166.




                              ARTHUR ANDERSEN LLP



Denver, Colorado.
January 18, 1996